POWER OF ATTORNEY

	The undersigned, appoints the following individuals, with full power to each of them to act alone, as his true and lawful attorneys-in-fact and agents to execute and file on behalf of the undersigned all Forms 3, 4 and 5, and any amendments thereto, that the undersigned may be required to file with the
Securities and Exchange Commission, and any stock exchange or similar authority, as a result of the undersigned's ownership of or transactions in securities of
Arch Coal, Inc.  The authority of the following individuals under this Power of
Attorney shall continue until the undersigned is no longer required to file
Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Arch Coal, Inc., unless earlier revoked in writing.  The undersigned acknowledges that the following individuals are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
	The following Officers of Arch Coal, Inc. (the "Corporation"):

		Secretary of the Corporation

		Assistant Secretary of the Corporation

		General Counsel of the Corporation

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of March, 2012.




						/s/ George C. Morris III
						George C. Morris III